                                                                  Exhibit 10.28

                                 NORTHWEST PARK

                                    L E A S E

                                    ARTICLE 1

                                 REFERENCE DATA

1.1      SUBJECT REFERRED TO.

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
         Section 1.1.

                  DATE OF THIS LEASE:                October 22, 1999

                  BUILDING:                 The single-story Building located in
                                            Northwest Park in Burlington,
                                            Massachusetts (hereinafter referred
                                            to as the "Park") on a parcel of
                                            land known as 10 Second Avenue,
                                            Burlington, Massachusetts (the
                                            Building and such parcel of land
                                            hereinafter being collectively
                                            referred to as the "Property").

                  PREMISES:                  A portion of the Building,
                                             substantially as shown on Exhibit A
                                             attached hereto.

                  RENTABLE FLOOR

                  AREA OF PREMISES:         Approximately 14,462 square feet

                  LANDLORD:                  Rodger P. Nordblom and Peter C.
                                             Nordblom, as Trustees of N.W.
                                             Building 1 Associates under
                                             Declaration of Trust dated November
                                             11, 1984 and filed with the
                                             Middlesex South Registry District
                                             of the Land Court as Document
                                             #674807.

                  ORIGINAL NOTICE

                  ADDRESS OF LANDLORD:       c/o Nordblom Management Company,
                                             Inc.

                                            31 Third Avenue
                                             Burlington, Massachusetts 01803

                  TENANT:                   iBasis, Inc., a ________ corporation

                  ORIGINAL NOTICE

                  ADDRESS OF TENANT:         10 Second Avenue
                                             Burlington, Massachusetts 01803

                  EXPIRATION DATE:          April 30, 2005

                  DELIVERY DATE:            January 1, 2000

                  RENT COMMENCEMENT

                  DATE: The earlier of (i) January 1, 2000 or (ii) the Commencement Date
                                             (defined in Section 2.2)

                  ANNUAL FIXED RENT RATE:    $231,392.00 through March 31, 2002;
                                             and $260,316.00 thereafter.

                  MONTHLY FIXED RENT RATE:   $19,282.67 through March 31, 2002;
                                             and $21,693.00 thereafter.

                  LETTER OF CREDIT AMOUNT:   $100,000.00, subject to reduction
                                             pursuant to Section 4.4.

                  TENANT'S PERCENTAGE:       The ratio of the Rentable Floor
                                             Area of the Premises to the total
                                             rentable area of the Building,
                                             which shall initially be deemed to
                                             be 53.16%.

                  INITIAL ESTIMATE OF
                  TENANT'S PERCENTAGE OF
                  TAXES FOR THE TAX YEAR:

                  INITIAL ESTIMATE OF
                  TENANT'S PERCENTAGE OF
                  OPERATING COSTS FOR THE
                  CALENDAR YEAR:

                  PERMITTED USES:            Offices, and uses incidental
                                             thereto.

                  PUBLIC LIABILITY INSURANCE LIMITS:

                           COMPREHENSIVE GENERAL LIABILITY:   $2,000,000 per
                                                              occurrence
                                                              $4,000,000 general
                                                              aggregate

1.2      EXHIBITS.

         The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

                  EXHIBIT A                 Plan showing the Premises.
                  EXHIBIT B                 Commencement Date Notification
                  EXHIBIT C                 Work Letter
                  EXHIBIT D                 Work Change Order
                  EXHIBIT E                 Rules and Regulations
                  EXHIBIT F                 Form Tenant Estoppel Certificate
                  EXHIBIT G                 Form of Letter of Credit

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1.3      TABLE OF ARTICLES AND SECTIONS.

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
         ARTICLE 1 -- REFERENCE DATA

         1.1      Subjects Referred To............................................................................1
         1.2      Exhibits........................................................................................1
         1.3      Table of Articles and Sections..................................................................2

         ARTICLE 2 -- PREMISES AND TERM

         2.1      Premises........................................................................................3
         2.2      Term............................................................................................3
         2.3      Extension Option................................................................................3

         ARTICLE 3 -- IMPROVEMENTS

         3.1      Performance of Work and Approval  of Landlord's Work............................................4
         3.2      Acceptance of the Premises......................................................................4
         3.3      Sidewalk Construction...........................................................................4

         ARTICLE 4 -- RENT

         4.1      The Fixed Rent..................................................................................4
         4.2      Additional Rent.................................................................................4
                  4.2.1    Real Estate Taxes......................................................................4
                  4.2.2    Personal Property Taxes................................................................5
                  4.2.3    Operating Costs........................................................................5
                  4.2.4    Insurance..............................................................................5
                  4.2.5    Utilities..............................................................................6
         4.3    Late Payment of Rent..............................................................................6
         4.4    Letter of Credit..................................................................................6
                  4.4.1    Amount of Letter of Credit.............................................................6
                  4.4.2    Renewal of Letter of Credit............................................................6
                  4.4.3    Draws to Cure Defaults.................................................................6
                  4.4.4    Draws to Pay Damages...................................................................6
                  4.4.5    Draws for Failure to Deliver Substitute Letter of Credit...............................6
                  4.4.6    Return of Letter of Credit at End of Term..............................................7

         ARTICLE 5 -- LANDLORD'S COVENANTS

         5.1      Affirmative Covenants...........................................................................7
                  5.1.1    Heat and Air Conditioning..............................................................7
                  5.1.2    Electricity............................................................................7
                  5.1.3    Cleaning; Water........................................................................7
                  5.1.4    Fire Alarm; Security...................................................................7
                  5.1.5    Repairs................................................................................7
                  5.1.6    Landscaping; Grounds Maintenance.......................................................7
                  5.1.7    Access.................................................................................7
         5.2      Interruption....................................................................................7
         5.3      Outside Services................................................................................7
         5.4      Landlord's Insurance............................................................................7

         ARTICLE 6 -- TENANT'S ADDITIONAL COVENANTS

         6.1      Affirmative Covenants...........................................................................7
                  6.1.1    Perform Obligations....................................................................7
                  6.1.2    Use....................................................................................7
                  6.1.3    Repair and Maintenance.................................................................7
                  6.1.4    Compliance with Law....................................................................8
                  6.1.5    Indemnification........................................................................8
                  6.1.6    Landlord's Right to Enter..............................................................8
                  6.1.7    Personal Property at Tenant's Risk.....................................................8
                  6.1.8    Payment of Landlord's Cost of Enforcement..............................................8
                  6.1.9    Yield Up...............................................................................8
                  6.1.10   Rules and Regulations..................................................................8
                  6.1.11   Estoppel Certificate...................................................................8
                  6.1.12   Landlord's Expenses Re:  Consents......................................................8

         6.2      Negative Covenants..............................................................................9
                  6.2.1    Assignment and Subletting..............................................................9
                  6.2.2    Nuisance...............................................................................9
                  6.2.3    Hazardous Wastes and Materials.........................................................9
                  6.2.4    Floor Load; Heavy Equipment...........................................................10
                  6.2.5    Installation, Alterations or Additions................................................10
                  6.2.6    Abandonment...........................................................................10
                  6.2.7    Signs.................................................................................10
                  6.2.8    Parking and Storage...................................................................10

         ARTICLE 7 -- CASUALTY OR TAKING

         7.1      Termination....................................................................................10
         7.2      Restoration....................................................................................10
         7.3      Award..........................................................................................10

         ARTICLE 8 -- DEFAULTS

         8.1      Events of Default..............................................................................10
         8.2      Remedies.......................................................................................11
         8.3      Remedies Cumulative............................................................................11
         8.4      Landlord's Right to Cure Defaults..............................................................11


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
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
         8.5      Effect of Waivers of Default...................................................................11
         8.6      No Waiver, etc.................................................................................11
         8.7      No Accord and Satisfaction.....................................................................11

         ARTICLE 9 -- RIGHTS OF MORTGAGE HOLDERS

         9.1      Rights of Mortgage Holders.....................................................................11
         9.2      Lease Superior or Subordinate to Mortgages.....................................................12

         ARTICLE 10 -- MISCELLANEOUS PROVISIONS

         10.1     Notices From One Party to the Other............................................................12
         10.2     Quiet Enjoyment................................................................................12
         10.3     Lease Not to be Recorded.......................................................................12
         10.4     Limitation of Landlord's Liability.............................................................12
         10.5     Acts of God....................................................................................12
         10.6     Landlord's Default.............................................................................12
         10.7     Brokerage......................................................................................12
         10.8     Applicable Law and Construction................................................................12
         10.9     Right of First Offer...........................................................................12
         10.10    Expansion......................................................................................12


                                    ARTICLE 2

                                PREMISES AND TERM

2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the roof, exterior faces of exterior walls, the common stairways, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building (and any areas, such as the space above the ceiling or in the walls, that may contain such pipes, ducts, conduits, wires or appurtenant fixtures), and if Tenant's space includes less than entire rentable area of any floor, excluding the central core area of such floor.

         Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways and stairways of the Building, (b) common walkways and driveways necessary for access to the Building, (c) the common parking areas serving the Building, and (d) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

         Tenant shall be permitted to use up to 58 parking spaces in the parking area serving the Building.

         Landlord reserves the right from time to time, without unreasonable interference with use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to alter or relocate any other common facility, (c) to make any repairs and replacements to the Premises which Landlord may deem reasonably necessary, and (d) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same, provided that at least 24 hours' notice is given to Tenant (except in emergencies, where no notice shall be required).

2.2 TERM. TO HAVE AND TO HOLD for a term beginning on the Commencement Date, which shall be the earlier of (a) the date on which the work to be performed by Landlord pursuant to Exhibit C and the Final Plans has been substantially completed or (b) the opening by Tenant of its business in the Premises, and ending on the Expiration Date, unless sooner terminated as hereinafter provided. The term "substantially completed" as used herein shall mean that (a) the work to be performed by Landlord pursuant to Exhibit C and the Final Plans has been completed with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses, and
         (b) a temporary certificate of occupancy has issued. When the dates of the beginning and end of the term have been determined, such dates shall be evidenced by a document, in the form attached hereto as Exhibit B, which Landlord shall complete and deliver to Tenant, and which shall be deemed conclusive unless Tenant shall notify Landlord of any disagreement therewith within ten (10) days of receipt.

         The term "lease year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the Commencement Date if the Commencement Date is the first day of a calendar month; if not, then the first lease year shall commence upon the first day of the calendar month next following the Commencement Date. Each succeeding lease year shall commence upon the anniversary date of the first lease year.

2.3 EXTENSION OPTION. Provided that as of the date of the notice specified below, Tenant is not in default and has not previously been in default of its obligations under this Lease beyond any applicable grace period more than once, Tenant shall have the right to extend the term of this Lease for one additional period of five (5) years, to begin immediately upon the expiration of the original term of this Lease (the "extended term"). All of the terms, covenants and provisions of this Lease shall apply to such extended term except that the Annual Fixed Rent Rate for such extension period shall be the fair market rate at the commencement of such extended term, as designated by Landlord for comparable buildings in the greater Burlington area. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice in writing of its intention to do so not later than one (1) year prior to the expiration of the original term of this Lease. If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents. The original term and the extended term are hereinafter collectively called the "term".

         If the Tenant disagrees with Landlord's designation of the market rate, and the parties cannot agree upon the market rate, then the market rate shall be submitted to arbitration as follows: market rate shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counselor or a broker dealing with like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant's obligation to pay Fixed Rent based upon such market rate, then Tenant shall pay Fixed Rent under the Lease based upon the market rate designated by Landlord until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord, or Landlord shall refund any overpayment of Fixed Rent to Tenant.

         In any event, the Annual Fixed Rent Rate for the extended term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to such extended term.

                                    ARTICLE 3

                                  IMPROVEMENTS

3.1 PERFORMANCE OF WORK AND APPROVAL OF LANDLORD'S WORK. Landlord shall cause to be performed the work (the "Landlord's Work") substantially as shown on the preliminary plan attached hereto as Exhibit C. The final approved construction plans and specifications for the Landlord's Work (called, the "Final Plans"), which have not been completed as of the date of this Lease, shall be prepared by Tenant and approved by Landlord, and shall emanate from and be consistent with said Exhibit C. All Landlord's Work shall be done in a good and workmanlike manner employing new and first quality materials. Landlord covenants and warrants for the benefit of Tenant that Landlord's Work shall be performed so as to conform to all applicable local, state and federal laws, regulations and ordinances promulgated by governmental authorities with competent jurisdiction which are in effect on or before the Commencement Date, including, without limitation, all applicable laws relating to the removal of architectural barriers to accommodate disabled persons. Tenant agrees that Landlord may make any changes in such work which may become reasonably necessary or advisable, other than substantial changes, without approval of Tenant, provided written notice is promptly given to Tenant; and Landlord may make substantial changes in such work, with the written approval of Tenant, which shall not be unreasonably withheld or delayed. Tenant acknowledges that the Delivery Date is based on the assumption that the Final Plans will be provided to Landlord on or before November 8, 1999. So long as the Final Plans are delivered to Landlord on or before November 8, 1999, Landlord shall use diligence to cause Landlord's Work to be substantially completed by the Delivery Date, subject to the provisions of Section 10.5 hereof. Landlord agrees that Tenant may make changes in such work with the approval of Landlord and the execution by Landlord and Tenant of a Work Change Order, in the form attached hereto as Exhibit D. Upon Tenant's execution of this Lease, Tenant shall pay to Landlord a contribution in the amount of $50,000.00 toward the costs incurred by Landlord in performing the Landlord's Work.

3.2 ACCEPTANCE OF THE PREMISES. Tenant or its representatives may, at reasonable times, enter upon the Premises during the progress of the work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of Section 3.1. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements. Landlord's Work shall be deemed approved by Tenant when Tenant occupies the Premises for the conduct of its business, except for (a) items of Landlord's Work which are uncompleted or do not conform to Exhibit C and the Final Plans and as to which Tenant shall, in either case, have given written notice to Landlord prior to such occupancy, and (b) a punch-list prepared by Landlord and Tenant based on an inspection made by the parties on the date on which Tenant occupies the Premises for the conduct of its business. Landlord shall forthwith correct all defects noted on such punch-list within thirty (30) days thereafter, except for items which by their nature cannot be corrected within said thirty (30) day period, provided that Landlord shall use reasonable efforts to correct such items expeditiously. A certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord's Work has been completed except for items stated in such certificate to be incomplete or not in conformity with Exhibit C and the Final Plans.

3.3 SIDEWALK CONSTRUCTION. Landlord shall diligently pursue the construction of a sidewalk connecting the Property with the adjacent property owned by Landlord's affiliate.

                                    ARTICLE 4

                                      RENT

4.1 THE FIXED RENT. Commencing as of the Rent Commencement Date, Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, on the first day of each calendar month included in the term; and for any portion of a calendar month following the Rent Commencement Date, at the rate for the first lease year payable in advance for such portion. Notwithstanding the foregoing, if the Commencement Date fails to occur by January 1, 2000, and such failure is caused solely by Landlord's action or inaction, then the Rent Commencement Date shall be postponed by one day for each day in the period commencing on January 1, 2000 and ending on the day before the Commencement Date actually occurs.

         If Landlord shall give notice to Tenant that all rent and other payments due hereunder are to be made to Landlord by electronic funds transfers, so called, or by similar means, Tenant shall make all such payments as shall be due after receipt of said notice by means of said electronic funds transfers (or such similar means as designated by Landlord).

4.2 ADDITIONAL RENT. Tenant covenants and agrees to pay, as Additional Rent, insurance costs, utility charges, personal property taxes and its pro rata share of taxes and operating costs with respect to the Premises as provided in this Section 4.2 as follows:

          4.2.1 REAL ESTATE TAXES. Tenant shall pay to Landlord, as additional rent, for each tax period partially or wholly included in the term, Tenant's Percentage of Taxes (as hereinafter defined). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tenant's Percentage of Taxes, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. The initial calculation of the monthly estimated payments shall be based upon the Initial Estimate of Tenant's Percentage of Taxes for the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Commencement Date has been determined. If the total of such monthly remittances for any Tax Year is greater than the Tenant's Percentage of Taxes for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the Tenant's Percentage of Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than ten (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant's Percentage of Taxes).

            If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant's Percentage of the refund (less the proportional, pro rata expenses, including reasonable attorneys' fees and reasonable appraisers' fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained.

               In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Taxes which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

               The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

          4.2.2 PERSONAL PROPERTY TAXES. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

          4.2.3 OPERATING COSTS. Tenant shall pay to Landlord the Tenant's Percentage of Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs, as reasonably estimated by Landlord from time to time. The initial monthly estimated payments shall be in an amount equal to 1/12th of the Initial Estimate of Tenant's Percentage of Operating Costs for the Calendar Year. If, at the expiration of the year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs for such year, Tenant shall pay the difference to Landlord within twenty
               (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

               The term "Operating Costs" shall mean all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, and the portion of such costs and expenses with regard to the common areas, facilities and amenities of the Park which is equitably allocable to the Property, including, without limitation, all costs of maintaining and repairing the Property and the Park (including snow removal, landscaping and grounds maintenance, operation and maintenance of parking lots, sidewalks, walking paths, access roads and driveways, security, operation and repair of heating and air-conditioning equipment, lighting and any other Building equipment or systems) and of all repairs and replacements, subject to the 4th paragraph of this Subsection 4.2.3 (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property and the Park in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property and the Park; to the extent relating to the operation of the Property, reasonable attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases) and reasonable auditing and other professional fees and expenses; and a management fee comparable to management fees charged by other landlords of similar office property in the greater Burlington area.

               There shall not be included in such Operating Costs brokerage fees (including rental fees) related to the operation of the Building; interest and depreciation charges incurred on the Property; or expenditures made by Tenant with respect to (i) cleaning, maintenance and upkeep of the Premises, and (ii) the provision of electricity to the Premises; Landlord's advertising and marketing costs; matters for which Landlord is reimbursed by insurance; Landlord's negligence; mortgage and debt service payments (including payments of principal, interest and other charges due under any mortgage or deed of trust); salaries of executives or principals of Landlord; expenses for which Landlord, by the terms of this Lease, makes a separate charge; and any costs incurred by Landlord for alterations or improvements to the Premises on account of Landlord's failure to perform the Landlord's Work in compliance with applicable laws in effect on or before the Commencement Date.

               If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

               If during any portion of any year for which Operating Costs are being computed, the Building was not fully occupied by tenants or if not all of such tenants were paying fixed rent or if Landlord was not supplying all tenants with the services being supplied hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if the Building were fully occupied by tenants and all such tenants were then paying fixed rent or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 4.2.3, be deemed to be the Operating Costs for such year.

          4.2.4 INSURANCE. Tenant shall, at its expense, as Additional Rent, take out and maintain throughout the term the following insurance protecting Landlord:

               4.2.4.1 Comprehensive liability insurance naming Landlord,
                    Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

               4.2.4.2 Fire insurance with the usual extended coverage
                    endorsements covering all Tenant's furniture, furnishings, fixtures and equipment.

               4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty
                    (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

               4.2.4.4 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

          4.2.5 UTILITIES. Tenant shall pay all charges made by public authority or utility for the cost of electricity furnished or consumed on the Premises, all charges for any utilities supplied by Landlord pursuant to Subsections 5.1.1, 5.1.2 and 5.1.3 which are separately metered, and all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1, 5.1.2 and 5.1.3, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3      LATE PAYMENT OF RENT. If any installment of rent is paid more than five
         (5) days after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4 LETTER OF CREDIT. The performance of Tenant's obligations under this Lease shall be secured by a letter of credit throughout the term hereof in accordance with and subject to the following terms and conditions:

          4.4.1 AMOUNT OF LETTER OF CREDIT. (a) Concurrently with Tenant's execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the "Original Letter of Credit") which shall be (i) in the form of Exhibit G attached to this Lease (the "Form LC"), (ii) issued by a bank reasonably satisfactory to Landlord upon which presentment may be made in Boston, Massachusetts, (iii) in the amount equal to the Letter of Credit Amount, and (iv) for a term of at least 1 year, subject to the provisions of Section 4.4.2 below. The Original Letter of Credit, any Additional Letters(s) of Credit and Substitute Letter(s) of Credit are referred to herein as the "Letter of Credit."

               (b) Once Tenant provides Landlord with proof reasonably satisfactory to Landlord that it has completed its initial public offering, and provided Tenant is not then in default under this Lease, the Letter of Credit Amount shall be reduced to $50,000.00. This reduction shall only be effected one time during the term of this Lease.

          4.4.2 RENEWAL OF LETTER OF CREDIT. Each Letter of Credit shall be automatically renewable in accordance with the second to last paragraph of the Form LC; provided however, that Tenant shall be required to deliver to Landlord a new letter of credit (a "Substitute Letter of Credit") satisfying the requirements for the Original Letter of Credit under Section 4.4.1 on or before the date 30 days prior to the expiration of the term of the Letter of Credit then in effect, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto.

          4.4.3 DRAWS TO CURE DEFAULTS. If the Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease in all cases beyond the expiration of all applicable notice and cure periods, then Landlord shall have the right, at any time thereafter to draw down from the Letter of Credit the amount necessary to cure such default. In the event of any such draw by the Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an additional Letter of Credit ("Additional Letter of Credit") satisfying the requirements for the Original Letter of Credit, except that the amount of such Additional Letter of Credit shall be the amount of such draw.

          4.4.4 DRAWS TO PAY DAMAGES. In addition, if (i) this Lease shall have been terminated as a result of Tenant's default under this

               Lease beyond the expiration of the applicable cure period, and/or
               (ii) this Lease shall have been rejected in a bankruptcy or other creditor-debtor proceeding, then Landlord shall have the right at any time thereafter to draw down from the Letter of Credit an amount sufficient to pay any and all damages payable by Tenant on account of such termination or rejection, as the case may be, pursuant to Article 8 hereof. In the event of bankruptcy or other creditor-debtor proceeding against Tenant, all proceeds of the Letter of Credit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

          4.4.5 DRAWS FOR FAILURE TO DELIVER SUBSTITUTE LETTER OF CREDIT. If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time thereafter, without giving any further notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof ("Security Proceeds") in a bank account in the name of Landlord, which may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. Upon any such application of Security Proceeds by Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an Additional Letter of Credit in the amount of Security Proceeds so applied.

          4.4.6 RETURN OF LETTER OF CREDIT AT END OF TERM. Within 30 days after the expiration of the term, to the extent Landlord has not previously drawn upon any Letter of Credit or Security Proceeds held by Landlord, Landlord shall return the same to Tenant provided that Tenant is not then in default of any of its obligations under this Lease."

                                    ARTICLE 5

                              LANDLORD'S COVENANTS

5.1      AFFIRMATIVE COVENANTS.  Landlord covenants with Tenant:

          5.1.1 HEAT AND AIR-CONDITIONING. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, heat and air-conditioning (reserving the right, at any time, to change energy or heat sources) sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), during such hours of the day and days of the year that the Building is normally open.

          5.1.2 ELECTRICITY. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, reasonable electricity for Tenant's Permitted Uses. If Tenant shall require electricity in excess of reasonable quantities for Tenant's Permitted Uses and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

          5.1.3 CLEANING; WATER. To provide cleaning (including daily trash removal) to the Premises in accordance with cleaning and janitorial standards generally prevailing throughout the term hereof in comparable office buildings within the municipality in which the Building is located; and to furnish water for ordinary cleaning, lavatory and toilet facilities.

          5.1.4 FIRE ALARM, SECURITY. To maintain fire alarm systems within the Building; and to provide security measures in the common areas of the Building, provided that Landlord shall not be liable for any loss, damage or expense arising out of any failure of such security measures.

          5.1.5 REPAIRS. Except as otherwise expressly provided herein, to make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas, facilities and plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition and in compliance with applicable laws (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

          5.1.6 LANDSCAPING; GROUNDS MAINTENANCE. To provide landscaping, grounds maintenance and snow removal services for the Property.

          5.1.7 ACCESS. To permit access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Landlord's reasonable security requirements for the Building.

5.2 INTERRUPTION. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. However, in each instance of a failure or interruption Landlord shall use best efforts to remedy the cause thereof.

5.3 OUTSIDE SERVICES. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services ("Outside services" shall include, but shall not be limited to, cleaning services, television, so-called "canned music" services, security services, catering services and the like.) In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant's sole cost, risk and expense.

5.4 LANDLORD'S INSURANCE. Landlord shall take out and maintain during the term all-risk casualty insurance in an amount equal to the full replacement cost of the Building.

                                    ARTICLE 6

                          TENANT'S ADDITIONAL COVENANTS

6.1 AFFIRMATIVE COVENANTS. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

          6.1.1 PERFORM OBLIGATIONS. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

          6.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

          6.1.3 REPAIR AND MAINTENANCE. To maintain the Premises in neat order and condition and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems located within the Premises and installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant hereunder and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

          6.1.4 COMPLIANCE WITH LAW. To the extent required as a result of alterations performed by or on behalf of Tenant pursuant to subsection 6.2.5 below or any other act of Tenant or by Tenant's particular use of the Premises and not required for office buildings generally, to make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to Tenant's use of the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

          6.1.5 INDEMNIFICATION. To save harmless, exonerate and indemnify Landlord, its agents (including, without limitation, Landlord's managing agent) and employees (such agents and employees being referred to collectively as the "Landlord Related Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the willful negligence, fault or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

          6.1.6 LANDLORD'S RIGHT TO ENTER. Provided that Landlord does not materially interfere with Tenant's use or enjoyment of the Premises, to permit Landlord and its agents to enter into and examine the Premises at reasonable times and to show the Premises, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

          6.1.7 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law, or to the extent resulting from any willful misconduct by Landlord or Landlord Related Parties.

          6.1.8 PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. To pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

          6.1.9 YIELD UP. At the expiration of the term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to remove such installations made by it as Landlord may request (including computer and telecommunications wiring and cabling, it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request) and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of Subsection 6.1.3 of this Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9.

               If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease. Tenant shall further indemnify Landlord against all reasonable loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises.

          6.1.10 RULES AND REGULATIONS. To comply with the Rules and Regulations set forth in Exhibit E, and with all reasonable Rules and Regulations of general applicability to all tenants of the Building hereafter made by Landlord, of which Tenant has been given notice; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

          6.1.11 ESTOPPEL CERTIFICATE. Upon not less than fifteen (15) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit F or in another form reasonably similar thereto, or such other form as Landlord may provide from time to time, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect, (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection
               6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises.

          6.1.12 LANDLORD'S EXPENSES RE CONSENTS. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.2 NEGATIVE COVENANTS. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

          6.2.1 ASSIGNMENT AND SUBLETTING. Except for an assignment or subletting to a wholly-owned subsidiary or a corporation in which Tenant owns in excess of 25% of the outstanding capital stock (in either case called a "Permitted Transfer"), not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Except for a Permitted Transfer, Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Landlord does not so terminate or suspend, Landlord's consent shall not be unreasonably withheld to an assignment or to a subletting, provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, or in the case of a Permitted Transfer, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment.

               The provisions of the preceding paragraph shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord to perform all the obligations of Tenant.

               If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of Tenant in connection with the assignment or sublease, to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

               Whenever Tenant lists with a broker or brokers or otherwise advertises, holds out or markets the Premises or any part thereof for sublease or assignment, Tenant shall give Nordblom Company, as brokers, a non-exclusive listing with respect to such sublease or assignment.

               If, at any time during the term of this Lease, there is a transfer of a controlling interest in the stock, membership or general partnership interests of Tenant, Tenant shall so notify Landlord and (whether or not Tenant so notifies Landlord) such transfer shall be deemed an assignment subject to the provisions of the first paragraph of this subsection 6.2.1, except for any public offering or transfer of less than fifty (50%) percent of the outstanding stock of Tenant that is not also a transfer of a controlling interest of Tenant (in which case Landlord's prior consent is not required).

               If, at any time during the term of this Lease, there is a transfer of a controlling interest in the stock, membership or general partnership interests of Tenant, Tenant shall so notify Landlord and (whether or not Tenant so notifies Landlord) such transfer shall be deemed an assignment subject to the provisions of the first paragraph of this Section 6.2.1, except for a transfer of less than 50% of the outstanding stock of Tenant that is not also a transfer of a controlling interest of Tenant (in which case Landlord's prior consent is not required).

               Landlord hereby consents to the assignment by Tenant of this Lease to an institutional lender ("Leasehold Mortgagee") as security for the payment of all indebtedness and performance of obligations under the financing with such Leasehold Mortgagee. Landlord agrees that so long as any such financing shall remain in effect, the following provisions shall apply:

               1. Landlord shall, upon serving Tenant with any notice of default, promptly serve a copy of such notice upon Leasehold Mortgagee provided Landlord has previously been given written notice of the name and address of the Leasehold Mortgagee. Leasehold Mortgagee shall thereupon have the same period as is allowed to Tenant, to remedy or cause to be remedied the defaults specified by Landlord, and Landlord shall accept such performance by or at the instigation of Leasehold Mortgagee in response to any such notice of default as if the same had been performed by Tenant; and

               2. Should Tenant be in default under the terms of such financing Leasehold Mortgagee shall have the right, but not the obligation, to receive an assignment of this Lease for the remainder of its term and assume all of Tenant's rights, duties and obligations under the Lease, provided that as a condition to such assignment and assumption Leasehold Mortgagee shall have remedied or caused to be remedied defaults, if any, under this Lease of which Leasehold Mortgagee shall have been given written notice prior to such assignment and assumption, and provided further that the use of the Premises by any such Leasehold Mortgagee shall be substantially similar to that of Tenant immediately prior to the assumption, and that any assignment or subletting by such Leasehold Mortgagee shall be subject to all of the provisions of this subsection 6.2.1., except that the third sentence of the first paragraph shall not be applicable in the case of a proposed assignment to an entity acquiring substantially all of the assets of the initial Tenant named herein.

          6.2.2 NUISANCE. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

          6.2.3 HAZARDOUS WASTES AND MATERIALS. Not to dispose of any hazardous wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.

          6.2.4 FLOOR LOAD; HEAVY EQUIPMENT. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Except if in the due course of Tenant's business operations, Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

          6.2.5 INSTALLATION, ALTERATIONS OR ADDITIONS. Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance; Tenant shall pay promptly when due the entire cost of any work to the premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrance arising out of such work. In any event, Tenant shall forthwith bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Without waiver of the provisions of this subsection 6.2.5, Tenant shall be permitted to install one (1) conduit in areas of the Building and the Property, designated by Landlord, to facilitate a fiber optic connection with the adjacent building owned by Landlord's affiliate and in which is located the leased premises of Tenant's affiliate. In the event that such conduit is installed underground, Tenant shall repair any damage to the Property and shall restore the Property to the same condition as existed prior to said installation, including restoring any shrubbery that may have been moved during the installation of said conduit.

               Not to grant a security interest in, or to lease, any personal property being installed in the Premises (including, without limitation, demountable partitions) without first obtaining an agreement, for the benefit of Landlord, from the secured party or lessor that such property will be removed within fifteen (15) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection 6.1.9 of the Lease.

          6.2.6 ABANDONMENT. Not to abandon or vacate the Premises during the term.

          6.2.7 SIGNS. Not without Landlord's prior written approval to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises.

          6.2.8 PARKING AND STORAGE. Not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

                                    ARTICLE 7

                               CASUALTY OR TAKING

7.1 TERMINATION. In the event that the Premises or the Building, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. In the event the Premises are destroyed or damaged by fire or casualty, or by the action of public authority, and, in the reasonable opinion of an independent architect or engineer selected by Landlord, cannot be repaired or restored within one hundred eighty (180) days from the time that repair or restoration work would be commenced, then this Lease may be terminated at the election of Landlord or Tenant, which election shall be made by the giving to the other party within thirty (30) days after the date the opinion of the architect or engineer is made available to all parties.

7.2 RESTORATION. If neither party elects to so terminate, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

7.3 AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                    ARTICLE 8

                                    DEFAULTS

8.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged or bonded over within thirty (30) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or
         (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with or without process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord shall use commercially reasonable efforts to mitigate its damages hereunder.

         In lieu of full recovery by Landlord of the sums payable under all of the foregoing provision of this Section 8.2 (except for the amount of any rent of any kind accrued and unpaid as of the time of termination), Landlord may, by written notice to Tenant, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue.

         In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in
         Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the two (2) months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3 REMEDIES CUMULATIVE. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6 NO WAIVER, ETC. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                    ARTICLE 9

                           RIGHTS OF MORTGAGE HOLDERS

9.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 9.1.

9.2 LEASE SUPERIOR OR SUBORDINATE TO MORTGAGES. It is agreed that, subject to Landlord's obtaining a nondisturbance agreement as further described in this Section 9.2, the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder). Tenant agrees it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Tenant also agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant's name; and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, coupled with an interest with full power of substitution, and in its name, place and stead so to do. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

10.4 LIMITATION OF LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.7 BROKERAGE. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than Nordblom Company, and in the event of any brokerage claims, other than by Nordblom Company, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

10.8 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.9 RIGHT OF FIRST OFFER. If additional space in the Building becomes available during the original term of this Lease, prior to marketing such space, other than to the then tenant thereof, Landlord shall first offer to Tenant the opportunity to lease such space, provided that the initial Tenant named herein occupies at least fifty (50%) percent of the Rentable Floor Area of the Premises and is not in default hereunder at such time. The offering terms shall be the same as Landlord would offer to the general market. Tenant shall have ten (10) days to accept or reject such offer. If Tenant accepts such offer, Landlord and Tenant shall both negotiate in good faith an amendment to this Lease with respect to such space, acceptable to both parties. If Tenant rejects such offer, Landlord will then be free to offer such space to the general market.

10.10 EXPANSION. Landlord, or its affiliate, agrees to use reasonable efforts to accommodate Tenant in another building in the Park should Tenant require additional space.

         WITNESS the execution hereof under seal on the day and year first above written:

                                             Landlord:




                                             As Trustee, but not individually




                                             As Trustee, but not individually



                                             Tenant:

                                             iBASIS, INC.


                                             By:

                                             Its: